EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated November 2, 2004 to the Registration Statement (Form SB-2) and related Prospectus of ST Online Corp. for the registration of shares of its common stock.

/s/ "Manning Elliott"

MANNING ELLIOTT
CHARTERED ACCOUNTANTS
Vancouver, Canada
December 9, 2004